UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant   [   ]

Filed by a party other than the Registrant   [   ]

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[   ]    Preliminary Proxy Statement

[   ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]    Definitive Proxy Statement

[   ]    Definitive Additional Materials

[   ]    Soliciting Material Pursuant to § 240.14a-12

Global MobileTech, Inc.

(Name of Registrant as Specified In Its Charter)

__________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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GLOBAL MOBILETECH, INC.

1312 North Monroe, Suite 750

Spokane, Washington 99201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on December 29, 2010

To the Stockholders of Global MobileTech, Inc.:

Please take notice that the Annual Meeting of Stockholders (the “Annual Meeting”) of Global MobileTech, Inc., a Nevada corporation, will be held on Wednesday, December 29, 2010 at 5:00 p.m. Pacific Standard Time, at the offices of our wholly owned subsidiary, Info-Accent Sdn Bhd, at A-1-5 Jaya One, 72A Jalan Universiti, 46200 Petaling Jaya, Selangor, Malaysia for the following purposes:

1.  To elect a Board of four (4) directors, to serve until the 2011 annual meeting of stockholders or until their successors are duly elected and qualified;

2.  To ratify the appointment of Lake & Associates, CPA’s LLC as our independent auditors for the year ending June 30, 2011.

3.  To consider and act upon such other matters as may properly come before the Annual Meeting and any adjournment thereof.

Only stockholders of record, as shown on the transfer books of Global MobileTech, at the close of business on November 30, 2010 will be entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof.  A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at our executive offices for a period of at least 10 days preceding the Annual Meeting.

Whether or not you expect to be present, please sign, date and return the enclosed proxy sheet in the enclosed pre-addressed envelope as soon as possible.  No postage is required if the enclosed envelope is used and mailed in the United States.

By Order of the Board of Directors

/s/ Aik Fun Chong
Aik Fun Chong
Chief Executive Officer

Spokane, Washington

Date: December 8, 2010

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

GLOBAL MOBILETECH, INC.

1312 North Monroe, Suite 750

Spokane, Washington 99201

PROXY STATEMENT

Date, Time and Place of Meeting

The enclosed proxy is solicited on behalf of the Board of Directors of Global MobileTech, Inc. for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, December 29, 2010, at 5:00 p.m. Pacific Standard Time, at the offices of our wholly owned subsidiary, Info Accent, Sdn Bhd, A-1-5 Jaya One, 72A Jalan Universiti, 46200 Petaling Jaya, Selangor, Malaysia, or at any adjournments or postponements of the Annual Meeting, for the purposes set forth in the notice attached to this proxy statement. This proxy statement and accompanying proxy card are first being mailed to you on or about December 8, 2010.

GENERAL INFORMATION ABOUT VOTING

Record Date, Outstanding Shares, Quorum and Voting

You can vote your shares of common stock if our records show that you owned your shares on November 30, 2010, the record date. At the close of business on the record date, 3,141,484 shares of common stock were outstanding and entitled to vote at the Annual Meeting.  Each share of common stock outstanding as of the record date is entitled to one vote.

You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by Valerie Looi, Secretary, who has been appointed prior to the Annual Meeting. She will also determine whether a quorum is present.  In the event of any abstentions or broker non-votes with respect to any proposal coming before the Annual Meeting, the proxy will be counted as present for purposes of determining the existence of a quorum.  Abstentions and broker on-votes typically will not be counted for purposes of approving any of the matters to be acted upon at the Annual Meeting.  A broker non-vote generally occurs when a broker or nominee who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.  Therefore, abstentions and broker non-votes generally have no effect under Nevada law with respect to the election of directors or other matters requiring the approval of only a majority of the shares of Common Stock present and voting at the meeting.

Business may be transacted at the Annual Meeting if a quorum is present.  A quorum is present at the Annual Meeting if holders of a majority of the shares of common stock entitled to vote are present in person or by proxy at the Annual Meeting.  If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (a "broker non-vote"), the nominee can vote them as it sees fit only on matters that are determined to be routine, and not on any other proposal.  Broker non-votes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposal.  Proposal 1 is considered a routine proposal.

It is important that your proxy be returned promptly and that your shares be represented.  You are urged to sign, date and promptly return the enclosed proxy in the enclosed envelope.

Solicitations and Voting of Proxies

When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholders.  If not otherwise instructed, the shares represented by each valid returned Proxy in the form accompanying this Proxy will be voted in accordance with the recommendation of the Board of Directors with respect to each matter submitted to the stockholders for approval, and at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting (including any proposal to adjourn the Annual Meeting) and any adjournment thereof.  The matters described in this Proxy Statement are the only matters we know will be voted on at the Annual Meeting.  If other matters are properly presented at the Annual Meeting, the proxyholders will vote your shares in accordance with the recommendations of management.

Please follow the instructions on the enclosed Proxy card to vote on each proposal to be considered at the Annual Meeting.  If you sign and date the Proxy card and mail it back to us in the enclosed envelope, the proxyholders named on the Proxy card will vote your shares as you instruct.  If you sign and return the Proxy card but do not vote on a proposal, the proxyholders will vote your shares "for" such proposal or, in the case of the election of directors, vote "for" election to the Board of Directors of all the nominees presented by the Board of Directors.

Revocability of Proxies

Any person signing a Proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the Proxy. A Proxy may be revoked (i) by a writing delivered to our Secretary stating that the Proxy is revoked, (ii) by a subsequent Proxy that is signed by the person who signed the earlier Proxy and is presented at the Annual Meeting, or (iii) by attendance at the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy). Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares.  Any written notice of revocation or subsequent Proxy should be delivered to Global MobileTech, Inc., Attention: Secretary, 1312 North Monroe, Suite 750, Spokane, Washington 99201, or hand-delivered to the Secretary of Global MobileTech, Inc. at or before the taking of the vote at the Annual Meeting.

Expenses of Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to you.  We will reimburse our transfer agent for its out-of-pocket expenses.  We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding voting information to the beneficial owners. We estimate that all of the foregoing costs will approximate $2,000.  In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person.  We will not pay our employees additional compensation for contacting you.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors

Our business is managed under the direction of our Board of Directors.  The Board of Directors has designated as nominees for re-election all four of the directors currently serving on the Board as well as current officers.   See "Nominees for Director" below for profiles of the nominees.  After the election of the directors at the Annual Meeting, our Board will have four directors.

The Board believes that re-electing these incumbent directors will promote stability and continuity and expects that such directors will continue making substantial contributions to our company by virtue of their familiarity with, and insight into, our affairs accumulated during their tenure.

All of the nominees have indicated a willingness to continue serving as directors if elected, but if any of them should decline or be unable to act as a director, the proxy holders will vote for the election of another person or persons as the Board of Directors recommends.  We have no reason to believe that any nominee will be unavailable.

Nominees to the Board

The director nominees, and their ages as of the date of the Annual Meeting, their positions at Global MobileTech, Inc., and the period during which they have served as a director are set forth in the following table and paragraphs:

Name	Age	Position	Served as Director Since
Mohd Aris Bernawi	57	Chairman, Director	2010
Valerie Hoi-Fah Looi	52	Secretary, Director	2010
Chee Hong Leong	45	Director	2010
Matthew J Riedel	45	Director	2010

Mohd Aris Bernawi, Chairman and Director - Aris has 31 years experience in shared telecommunications infrastructure (domestic and international) management, resource assignment for wired and wireless services, including the creation of computerized management and monitoring of resource assignment (spectrum and numbering).  Prior to his appointment as Chairman and Director of Global MobileTech, he served as Senior Director at the Malaysian Communications and Multimedia Commission (“MCMC”) from 1999 to 2010, specializing in government communications and multimedia regulatory mediation.  Aris started his career at the Ministry of Defense (Defense Research Centre) in 1974 and later joined the Telecommunications Department of Malaysia in 1977 upon completion of his first degree at Portsmouth Polytechnic, England. He was appointed Deputy Director General of the Telecommunications Department in 1994 before joining MCMC in 1999. He is a Fellow of the Institution of Engineers Malaysia (IEM), registered with Board of Engineers Malaysia (BEM), member of the Institution of Engineering and Technology (IET) and chartered engineer with Engineering Council, United Kingdom.

Valerie Hoi Fah Looi, Secretary and Director – Valerie Looi is currently serving as Director and Secretary of Global MobileTech and our wholly owned U.S. subsidiary, Trevenex Acquisitions, Inc. Prior to joining our company, she held the position of Director and Secretary at Secured Digital Applications, Inc. from April 1999 to March 2009. Currently, Ms. Looi is a Director of China Mobile Media, Inc. and oversees its business development and corporate services in Asia and has served in that capacity since April 2009. Prior to her assuming her role in Secured Digital Applications, Inc. she has served as the Senior Vice President, Corporate Affairs of Secured Digital Applications (M) Sdn Bhd, a Malaysian company that was subsequently reverse merged with and into Secured Digital Applications, Inc. in 1999. She has over 20 years of experience in corporate affairs and human resource management. Ms. Looi obtained her Diploma in Management from the Malaysian Institute of Management.

Chee Hong Leong, Director – Chee Hong Leong graduated with a Bachelor of Arts in Accounting from Ulster University, Northern Ireland in 1989. He is a Fellow of the Association of Chartered Certified Accountants, United Kingdom and Chartered Accountant of the Malaysian Institute of Accountants. He served as the Chief Financial Officer of Secured Digital Applications, Inc. from January 2000 until his resignation in November 2005.  Prior to joining Secured Digital Applications, Inc., he held a senior position at Industrial Concrete Products Sdn Bhd, a subsidiary of a Malaysian public listed company, from April 1994 to December 1999. He resigned from Secured Digital Applications, Inc. in November 2005 to join a multinational company based in China.

Matthew J Riedel, Director – Matthew graduated from Wichita State University in 1988 with a Bachelor of Science Degree in Business Administration. Subsequently, he held supervisory and sales positions within the financial services industry, at Ford Motor Credit and Prudential. With Ford, his activities included collections and auditing wholesale floor plans in the North Chicago area and assisting with the start up of a new call center in Omaha where he was a supervisor.  Since late 1994, he has held progressive management roles with three multi-channel retailers, the Spiegel Group, MSC Industrial Direct, and Collections Etc. He has been a Contact Center Manager with Collections Etc. since 2006. He has been involved in many initiatives, and he has experience with cost accounting, sales, project and program management, quality assurance, training and outsourced operations.

There are no family relationships between any of the directors and executive officers.

The Board of Directors considers director nominees based on the need to fill vacancies or to expand the Board, and also considers need to fill particular roles on the Board (e.g. independent director, financial expert, etc.) and evaluate candidates in accordance with its policies regarding director qualifications, qualities and skills.  The Board of Directors does not currently have a policy with regard to the consideration of any director candidates recommended by stockholders.

During the year ended June 30, 2010, the Board of Directors did not meet, but acted through unanimous written consents.

The Board has adopted a code of ethics applicable to our directors, officers and employees.  The code of ethics is available at our website, www.globalmobiletech.com.

Information Concerning the Board of Directors and Committees Thereof

We currently do not have standing nominating or compensation committees. Our Board of Directors handles the functions that would otherwise be handled by each of the committees.  We intend, however, to establish a nominating committee and a compensation committee of the Board of Directors as soon as practicable.  The nominating committee would be primarily responsible for nominating directors and setting policies and procedures for the nomination of directors.  The nominating committee would also be responsible for overseeing the creation and implementation of our corporate governance policies and procedures.  The compensation committee will be primarily responsible for reviewing and approving our compensation and benefit policies, including compensation of executive officers.

Audit Committee and Audit Committee Financial Expert

We have a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Chee Hong Leong and Valerie Hoi Fah Looi (Secretary) were appointed members of the audit committee on April 15, 2010.  The Board of Directors has determined “ that at least one person on the audit committee, Chee Hong Leong, qualified as a "financial expert" as defined by SEC rules implementing Section 406 of the Sarbanes-Oxley Act. Chee Hong Leong met the SEC definition of an "independent" director.

Director Independence

Our Board of Directors has concluded that our director, Chee Hong Leong, serving on the audit committee is “independent” based on the more stringent independence standard of the NASDAQ Stock Market applicable to directors serving on audit committees until his resignation. Chee Hong Leong, who was appointed to the Audit Committee on April 15, 2010, is “independent” based on the more stringent independence standard of the NASDAQ Stock Market applicable to directors serving on audit committees.

Stockholder Communications with the Board of Directors

Any stockholder who desires to contact the Board of Directors or specific members of the Board may do so by writing to: The Board of Directors, Global MobileTech Inc., 1312 North Monroe, Suite 750, Spokane, Washington 99201.

Vote Required

The holders of our Common Stock are entitled to one vote per share equal to the number of shares held by such person at the close of business on the record date.  As there is no cumulative voting, each stockholder shall cast all of his/her votes for each nominee of his/her choice or withhold votes from any or all nominees.  Unless a stockholder requests that voting of the proxy be withheld for any one or more of the nominees for directors by so directing on the proxy card, the shares represented by the accompanying proxy will be voted FOR election, as directors, of the above-mentioned five nominees.  If any nominee becomes unavailable for any reason (which event is not anticipated) to serve as a director at the time of the Annual Meeting, then the shares represented by such proxy may be voted for such other person as may be determined by the holders of such proxy.  Directors will be elected at the Annual Meeting by a plurality of the votes cast.  Directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier resignation or removal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” AND SOLICITS PROXIES IN FAVOR OF THE NOMINEES LISTED ABOVE (ITEM 1 ON THE ENCLOSED PROXY CARD).

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS OF GLOBAL MOBILETECH

The Board of Directors recommends that the stockholders ratify the appointment of Lake & Associates, CPA’s LLC of Schaumburg, Illinois, as our independent registered public accounting firm for fiscal year ending June 30, 2011.   In the event the stockholders do not approve this proposal at the Annual Meeting, the Audit Committee will reconsider whether or not to retain Lake & Associates, CPA’s LLC.

Changes in Certifying Accountant

(1)

Previous Independent Registered Public Accounting Firms

On June 12, 2009, we dismissed our independent registered public accounting firm, Williams & Webster, P.S.  The reports of Williams & Webster on our financial statements as of June 30, 2008 and for the period from December 10, 2007 (inception) through June 30, 2008 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than an explanatory paragraph as to a going concern.  The decision to change independent registered public accounting firm was approved by our Board of Directors.  During the period of our engagement of Williams & Webster, P.S., including the audit of our fiscal year ended June 30, 2008 and the review of the subsequent interim periods through June 12, 2009, (a) there were no disagreements with Williams & Webster on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Williams & Webster, would have caused it to make reference thereto in its reports on the financial statements for such years and (b) there were no "reportable events" as described in Item 304(a)(1)(v) of Regulation S-K.

On June 12, 2009, concurrently with the dismissal of Williams & Webster, our Board of Directors approved Li & Company, PC as our new independent registered public accounting firm to audit our financial statements for the fiscal years ended June 30, 2009 and 2008 and review our interim financial statements for the period ended September 30, 2009 and December 31, 2009.

On April 12, 2010, we dismissed our independent registered public accounting firm, Li & Company, PC.  The report of Li & Company on our financial statements for fiscal years ended June 30, 2009 and 2008 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than an explanatory paragraph as to a going concern.  The decision to change independent registered public accounting firm was approved by our Board of Directors. During the period of our engagement of Li & Company from June 12, 2009 through April 12, 2010, including the audit of our fiscal year ended June 30, 2009 and the subsequent review of our interim periods through April 12, 2010, (a) there were no disagreements with Li & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Li & Company, would have caused it to make reference thereto in its reports on the financial statements for such years and (b) there were no "reportable events" as described in Item 304(a)(1)(v) of Regulation S-K.

Effective April 12, 2010, we engaged Davis Accounting Group, P.C., as our new independent registered public accounting firm to review our interim financial statements for the period ended March 31, 2010 and audit our financial statements for our fiscal year ended June 30, 2010.

The report of Davis Accounting Group on our financial statements for fiscal year ended June 30, 2010 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  The decision to change independent registered public accounting firm was approved by our Board of Directors. During the period of our engagement of Davis Accounting Group from April 12, 2010 through October 26, 2010, including the review of our quarterly financial information for the quarter ended March 31, 2010 and the subsequent audit of our fiscal year ended June 30, 2010 through October 26, 2010, (a) there were no disagreements with Davis Accounting Group on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Davis Accounting Group would have caused it to make reference thereto in its reports on the financial statements for such years and (b) there were no "reportable events" as described in Item 304(a)(1)(v) of Regulation S-K.

(2)   New Independent Registered Public Accounting Firm

On October 26, 2010, our Board of Directors at the recommendation of our Audit Committee approved the appointment of Lake & Associates, CPA’s LLC as Global MobileTech, Inc.'s independent registered public accounting firm for the year ending June 30, 2011.  Lake & Associates will also perform reviews of our quarterly financial information for the quarters ended September 30, December 31 and March 31, 2011.

Fees Billed by Independent Accountants

Aggregate fees billed  by Davis Accounting Group, PC. and Li & Company, PC during the last two fiscal years were as follows:

Fee Category	Year ended June 30, 2009	Year ended June 30, 2010
Audit fees (1)	$41,568	$49,000
Audit-related fees (2)	-	839
Tax fees (3)	$-	$-
All other fees (4)	1,971	702
Total fees	$43,539	$50,541

(1)

“Audit fees” consists of fees incurred for professional services rendered for the audit of annual financial statements, for reviews of interim financial statements included in our quarterly reports on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

“Audit-related fees” consists of fees billed for professional services that are reasonably related to the performance of the audit or review of our financial statements, but are not reported under “Audit fees.”

(3)	“Tax fees” consists of fees billed for professional services relating to tax compliance, tax advice and tax planning.
(4)	“All other fees” consists of fees billed for all other services, such as review of our registration statement on Form S-1 and EDGAR filing expenses.

The aggregate amount of Audit Fees for fiscal 2010 consists of $35,000 billed by Davis Accounting Group and $14,000 billed by Li & Company, PC.  All such fees in 2009 were paid to Li & Company, PC and Williams & Webster, P.S.

Vote Required

Submission of the appointment of Lake & Associates, CPA’s LLC as our independent auditors for the fiscal year ending June 30, 2011 is not required.  However, the Board of Directors will reconsider the appointment if it is not approved by stockholders.  The appointment will be deemed ratified if a majority of the shares of Common Stock present, either in person or by proxy, and voting on the matter, votes in favor of the proposal.  Representatives from the principal accountant for the current year are not expected to be present at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF  THE SELECTION OF LAKE & ASSOCIATES, CPA’S LLC AS INDEPENDENT AUDITORS OF GLOBAL MOBILETECH (ITEM NO. 2 ON THE PROXY CARD).

EXECUTIVE COMPENSATION

The table below sets forth the aggregate annual and long-term compensation paid by us during our fiscal years ended June 30, 2009 and  June 30, 2010 to our current President and Chief Executive Officer, Aik Fun Chong, and to our former President and Chief Executive Officer, Scott Wetzel (collectively the “Named Executive Officers”).

A.  Summary Compensation Table

SUMMARY COMPENSATION TABLE
Name and	Fiscal	Salary	Bonus	Stock	Option	Non-Equity	Non-Qualified	All Other	Total
Principal	Year	($)	($)	Awards	Awards	Incentive Plan	Deferred	Compensation	($)
Position				($)	($)	Compensation	Compensation	($)
						($)	Earnings
							($)
Aik Fun
Chong,
President,
CEO	2010	3,619	-	-	-	-	-	-	3,619
	2009	-	-	-	-	-	-	-	-
Scott Wetzel
Former
President,
Director,
CEO	2010	-	-	-	-	-	-	2,400	2,400
	2009	-	-	-	-	-	-	2,400	2,400

B.  Narrative Disclosure to Summary Compensation Table

Aik Fun Chong, who was appointed as our President and CEO on March 25, 2010, entered into an employment agreement with Info-Accent on May 14, 2010 under which he is paid RM7,500 (approximately US$2,343) per month.  Mr. Chong is paid by Info-Accent under the terms of employee contract pursuant to which he also renders services to Global MobileTech. We have paid salary of $3,619 to our President and CEO for the fiscal year ended June 30, 2010.

Scott Wetzel, our  former President and CEO from December 10, 2007 to March 25, 2010, had not entered into formal written employment agreements with Global MobileTech. From January 1, 2008 to June 30, 2010 Scott Wetzel, former President and CEO was to be compensated in the amount of $200 per month for providing office space, phones and secretarial services to the company pursuant to a lease agreement.  During the period from July 2008 to June 2009 the lease payments were accrued; of the $2,400 debt accrued on the lease, $2,200 of accrued debt was converted into 8,800 shares of common stock in June 2009 at $0.25 per share. We also paid $1,000 during the fiscal year  ended June 30, 2010, leaving an account payable to Scott Wetzel, former President and CEO under the lease agreement of $1,600 as of June 30, 2010.

None of our named executive officers were compensated by us for their services from our date of inception through March 2010. To date, no bonus or option compensation has been granted to our named executive officer.

C.  Outstanding Equity Awards at Fiscal Year End

We have not issued any stock options since our inception, including our Named Executive Officers.  We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

D.  Compensation of Directors

Valerie Hoi Fah Looi received stock compensation of $20,380 for her services as a member of our board of directors and Secretary during the fiscal year ended June 30, 2010. On September 1, 2010, GMT executed a Compensation Agreement with Valerie Hoi Fah Looi. Under the terms of the agreement, GMT issued 100,000 unregistered shares of its common stock priced at $1.00 per share to Valerie Hoi Fah Looi as compensation for her services rendered to Global MobileTech as Secretary and Director between March 25, 2010 and August 31, 2010.

None of our other directors have received any compensation for their services as directors during the fiscal years ended June 30, 2009 and 2010.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ending June 30, 2010 we did not have a standing compensation committee. Our Board of Directors was responsible for the functions that would otherwise be handled by the compensation committee. All directors participated in deliberations concerning executive officer compensation, including directors who were also executive officers.  However, none of our executive officers received any compensation during the last fiscal year from Global MobileTech, but were instead compensated by our wholly owned Malaysian subsidiary, Info-Accent.  None of our executive officers has served on the Board of Directors or compensation committee (or other committee serving an equivalent function) of any other entity, any of whose executive officers served on our Board or Compensation Committee.

Employment Contracts with Executive Officers and Termination of Employment and Change-in-Control Arrangements

Our wholly owned Malaysian subsidiary, Info-Accent Sdn Bhd, has entered into employment contracts with our Chief Executive Officer and Chief Financial Officer who also render services to Global MobileTech, Inc.

There are no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for severance payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of Global MobileTech, Inc. or a change in a named executive officer’s responsibilities following a change in control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information known by us with respect to the beneficial ownership of our common stock as of November 30, 2010 by (i) each person who is known by us to own beneficially more than 5% of common stock, (ii) our Named Executive Officer (see the section above entitled “Executive Compensation”), (iii) each of our directors; and (iv) all of our current officers and directors as a group.  Except as otherwise listed below, the address of each person is c/o Global MobileTech, Inc. 1312 North Monroe, Suite 750, Spokane, Washington 99201.

The percentage of shares beneficially owned is based on 3,141,484 shares of common stock outstanding as of November 30, 2010.  Shares of common stock subject to stock options and warrants that are currently exercisable or exercisable within 60 days of November 30, 2010 are deemed to be outstanding for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  Unless indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Name and Address of	Type of	Amount and Nature of	Percent of
Beneficial Owner (1)	Security	Beneficial Ownership (1)	Class
Sunway Technology Development Ltd.	Common stock	336,200	10.70%
Room 2103, Futura Plaza
111 How Ming Street
Kwun Tong
Hong Kong
Digital Kiosk Technologies Sdn Bhd	Common stock	239,500	7.62%
32B Jalan SS2/66
47300 Petaling Jaya
Selangor, Malaysia
Hong Choo Lim (2)	Common stock	176,000	5.60%
No. 3 Jalan SS2/29
47300 Petaling Jaya
Selangor, Malaysia
Keng Nam Looi	Common stock	168,750	5.37%
1-6A Jalan Desa 1/5
Desa Amn Puri, Kpg
Kuala Lumpur, Malaysia
Valerie Hoi Fah Looi (3,4)	Common stock	176,905	5.59%
Mohd Aris Bernawi (3)	Common stock	50,000	1.59%
Matthew J. Riedel (5)	Common stock	45,000	1.43%
Chee Hong Leong (3)		-	0%
Aik Fun Chong (6)		-	0%
Hon Kit Wong (7)		-	0%

All officers and directors as a group		271,905	8.61%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)

The holdings of Hong Choo Lim include 134,000 shares of common stock and a warrant to purchase 42,000 shares of common stock at $1.00 per share.

(3)

Mohd Aris Bernawi, Valerie Hoi Fah Looi and Chee Hong Leong were appointed as Directors on March 25, 2010. Their address is c/o Global MobileTech, Inc. 1312 North Monroe, Suite 750, Spokane, Washington 99201.

(4)

The holdings of Ms. Looi include 151,270 shares of common stock and a warrant to purchase 25,635 shares of common stock at $1.00 per share.

(5)

Matthew J Riedel was appointed as Director on December 1, 2010.  The holdings of Mr. Riedel include 40,000 shares of common stock and a warrant to purchase 5,000 shares of common stock at $1.00 per share. His address is c/o Global MobileTech, Inc. 1312 North Monroe, Suite 750, Spokane, Washington 99201.

(6)

Aik Fun Chong was appointed as President and Chief Executive Officer on March 25, 2010. His address is c/o Global MobileTech, Inc. 1312 North Monroe, Suite 750, Spokane, Washington 99201.

(7)

Hon Kit Wong was appointed as Treasurer and Chief Financial Officer on March 25, 2010. His address is c/o Global MobileTech, Inc. 1312 North Monroe, Suite 750, Spokane, Washington 99201.

Legal Proceedings.

To the best knowledge of the management of Global MobileTech, Inc., no director, officer, affiliate of Global MobileTech, Inc., owner of record or beneficially of more than 5% of any class of securities of Global MobileTech, Inc., or security holder is a party adverse to Global MobileTech, Inc. or has a material interest adverse to Global MobileTech, Inc. in any material legal proceeding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have been provided office space and secretarial services by our former Chief Executive Officer at $200 per month from January 1, 2008 through August 31, 2010.  During the period from July 2008 through June 2009, the lease payments were accrued; of the $2,400 debt accrued on the lease, $2,200 of accrued debt was converted into 8,800 shares of common stock in June 2009 at $0.25 per share. We also paid $1,000 during the fiscal year ended June 30, 2010, leaving an account payable to Scott Wetzel, former President and CEO of $1,600 as of June 30, 2010.

COMPLIANCE UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

The members of the Board of Directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of our common stock and their transactions in such common stock.  Based solely upon the review of the Forms 3, 4 and 5 furnished to our company and certain representations made to our company, we believe that during 2010, the members of the Board of Directors, our executive Officers, and person(s) who hold more than 10% of our outstanding common stock timely filed all reports required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 with respect to transactions in equity securities of our company.

OTHER BUSINESS

At the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the Annual Meeting.  If any other matter does properly come before the Annual Meeting, the persons named in the enclosed proxy will vote the shares as recommended by the Board of Directors in accordance with their best judgment.

PROXY SOLICITATION

We will pay reasonable expenses incurred in forwarding proxy material to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners.  This Proxy Statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of shares of Common Stock.  We will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies therefore.

We may consider the engagement of a proxy solicitation firm. Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact.  They will not receive any additional compensation for these activities.

PROPOSALS OF STOCKHOLDERS

To be eligible for inclusion in the proxy statement of our 2011 annual meeting of stockholders, pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals must be received by the Secretary of Global MobileTech, Valerie Hoi Fah Looi, no later than the close of business on September 1, 2011.     Stockholders wishing to nominate directors or propose other business at the 2010 Annual Meeting of Stockholders, but not intending to include such nomination or proposal in the Global MobileTech, Inc. proxy statement for such meeting, must give advance written notice pursuant to our bylaws.  Our bylaws provide that notice of any such nomination or proposal must be received at our principal executive offices not less than 120 days prior to the date of the 2010 Annual Meeting of Stockholders and must contain the information specified by our bylaws.  If this notice is not timely, then the nomination or proposal will not be brought before the 2011 annual meeting of Stockholders.

ANNUAL REPORT

If you wish to receive a copy of our Annual Report on Form 10-K for the year ended June 30, 2010 with the proxy material, a copy of the Form 10-K will be made available (without exhibits), free of charge, to interested stockholders upon written request to Valerie Looi, 1312 North Monroe, Suite 750, Spokane, Washington 99201.  The Annual Report on Form 10-K, including exhibits, are also available online at the Securities and Exchange Commission’s EDGAR website at www.sec.gov.

By Order of the Board of Directors

/s/ Aik Fun Chong

Aik Fun Chong

Chief Executive Officer

December 8, 2010